Exhibit 99.1
For Immediate Release
Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349
WATERS CORPORATION REVISES FOURTH QUARTER 2008
SALES AND EARNINGS OUTLOOK
Milford, Massachusetts, December 11, 2008 — Waters Corporation (NYSE: WAT) announced today that it is revising its fourth quarter 2008 sales and non-GAAP earnings per diluted share (E.P.S.) outlook due to weaker than expected orders for new instruments resulting from deterioration in global economic conditions. The Company previously had anticipated sales revenue of approximately $454 million, representing growth of 4% versus prior year, including a negative foreign currency translation impact of 2%. Current expectations are for sales revenue in a range of $410 million to $420 million, a decline of 4-6% versus prior year, including a negative foreign currency translation impact of approximately 4%. Quarterly non-GAAP E.P.S. that the Company had previously estimated at $1.08 – $1.12 per fully diluted share are now expected to be between $0.94 and $0.99 per fully diluted share.
Douglas A. Berthiaume, Chairman, President, and Chief Executive Officer, said, “Global economic conditions have weakened since our October conference call and we now see a generally more difficult business environment ahead of us. Capital spending is more constrained as our customers are more cautious given the recent economic turbulence in many regions of the world. Additionally, foreign exchange impacts are unfavorably affecting our business growth and profitability. These conditions are likely to continue into next year and we are presently assessing our spending plans to align with lower sales expectations going forward.”
Waters plans to present a detailed analysis of its fourth quarter and full year 2008 business results in its fourth quarter earnings release and subsequent conference call scheduled for January 27, 2009.
Waters’ non-GAAP E.P.S. primarily excludes purchased intangibles amortization, restructuring charges and other non-operating one-time charges. Some of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Management excludes these items and related tax effects from its non-GAAP adjusted amounts since management believes that these items are not directly related to ongoing operations, thereby providing investors with information that helps to compare ongoing operating performance.

About Waters Corporation:
Waters Corporation creates business advantage for laboratory-dependent organizations by delivering practical and sustainable innovation to enable significant advancements in such areas as healthcare delivery, environmental management, food safety, and water quality worldwide.
Pioneering a connected portfolio of separations science, laboratory information management, mass spectrometry and thermal analysis, Waters technology breakthroughs and laboratory solutions provide an enduring platform for customer success.
CAUTIONARY STATEMENT
This release may contain “forward-looking” statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, the impact of changes in accounting principles or tax rates including the effect of recently restructuring certain legal entities, the impact on demand among the Company’s market sectors as a result of current global economic deterioration and recession, the ability to access capital in volatile market conditions, fluctuations in capital expenditures by the Company’s customers, in particular large pharmaceutical companies, regulatory and/or administrative obstacles to the timely completion of purchase order documentation, introduction of competing products by other companies, such as improved research-grade mass spectrometers, and/or higher speed and/or more sensitive liquid chromatographs, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of new products, other changes in the demands of the Company’s healthcare and pharmaceutical company customers, changes in distribution of the Company’s products, risks associated with lawsuits and other legal actions particularly involving claims for infringement of patents and other intellectual property rights, and foreign exchange rate fluctuations affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2007 and quarterly report on Form 10-Q for the period ended September 27, 2008 as filed with the Securities and Exchange Commission (the “SEC”), which “Risk Factors” discussion is incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.